Exhibit 99.1

PROXY
FOR THE SPECIAL MEETING OF STOCKHOLDERS
OF
HIGHBURY FINANCIAL INC.

This Proxy Is Solicited On Behalf Of The Board Of Directors

The undersigned stockholder of Highbury Financial Inc., a Delaware corporation (the “Company”), hereby appoints Richard S. Foote and R. Bradley Forth (together, the “Proxies”), and each of them, with full power of substitution, on behalf and in the name of the undersigned, as proxies to vote the shares that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on March 29, 2010 at 8:00 a.m., local time, and at any adjournments and postponements thereof.  Such shares shall be voted as indicated with respect to the proposals listed and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement/prospectus and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND, WITH RESPECT TO THE COMMON STOCK OF THE COMPANY, “FOR” PROPOSAL 2.  PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

1.	Vote on Approval of the Merger and the Agreement and Plan of Merger	For	Against	Abstain

Approval of the merger and the Agreement and Plan of Merger, dated as of December 12, 2009, by and among the Company, Manor LLC and Affiliated Managers Group, Inc. and the transactions contemplated thereby.

		☐	☐	☐

2.	Vote on Adjournment of Special Meeting of Stockholders	For	Against	Abstain
	Approval of an adjournment of the Special Meeting of Stockholders, if necessary, in order to permit further solicitation and a vote of proxies in favor of Proposal 1.	☐	☐	☐

* If you are a holder of Series B Convertible Preferred Stock you do not have any voting rights with respect to Proposal 2 pursuant to section 3 of the Certificate of Designation of Series B Convertible Preferred Stock of Highbury Financial Inc., as filed with the Secretary of State of the State of Delaware. *

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted “FOR” proposal 1 and, with respect to the common stock of the Company, “FOR” proposal 2. If any other matters properly come before the meeting, the person named in this proxy will vote in his/her discretion.

This proxy is revocable and the undersigned may revoke it at any time prior to the Special Meeting of Stockholders by giving written notice of such revocation to the Secretary of the Company prior to the Special Meeting of Stockholders or by filing with the Secretary of the Company prior to the Special Meeting of Stockholders a later-dated proxy.  Should the undersigned be present and want to vote in person at the Special Meeting of Stockholders, or at any postponement or adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the Special Meeting of Stockholders.

IMPORTANT - PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.  THANK YOU FOR VOTING.

Signature	Signature, if held jointly
Dated

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Proxy — Highbury Financial Inc.

You are cordially invited to attend the Special Meeting of Stockholders
To be held on March 29, 2010, at 8:00 a.m., local time, at
the offices of Bingham McCutchen LLP, 399 Park Ave., New York, New York 10022